Exhibit 10.113

First Amendment to

Stock Purchase Agreement

This First Amendment ("First Amendment") to the Stock Purchase Agreement dated as of August 22, 2007 (the “SPA”) is entered into as of February 14, 2008 by and among Chris Chelette, Robert Healea and Kevin Buxkemper, in their capacity as Sellers’ Representative and for and on behalf of each of the Sellers party to the SPA, NTS Communications, Inc. (the “Company”) and Xfone, Inc. (“Purchaser”).  Capitalized terms used herein have the same meaning as defined in the SPA, unless otherwise specified herein.

WHEREAS, pursuant to the SPA the Purchaser has agreed to purchase all of the stock in the Company from the Sellers; and

WHEREAS, the Sellers designated the Sellers’ Representative to act on their behalf in connection with the SPA;

WHEREAS, the parties have worked diligently to satisfy all of the conditions to closing and the parties are ready to proceed to close subject to obtaining: (i) the approval of the FCC for the transfer of control of the domestic and international authorizations under Section 214 of the Communications Act of 1934 (the “FCC 214 Authorizations”), and (ii) the approval for the listing of the Xfone Common Stock on the AMEX (the “AMEX Approval”); and

WHEREAS, the parties wish to extend the Expiration Date as provided herein.

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the parties do hereby agree as follows.

1. Amendments.

(a)	The definition of Expiration Date as set forth in Section 1.1 is amended to read as follows:

“Expiration Date” shall mean the first to occur of (i) the passage of seven (7) Business Days following the later of: (x) the date that the FCC 214 Authorizations are obtained or (y) the date that the AMEX Approval is obtained; or (ii) February 29, 2008, March 17, 2008 or March 31, 2008, if either party has given notice of its election to terminate at least five (5) days prior thereto.

(b)	Section 6.8(d) is hereby deleted and amended to read as follows:

“(d) Intentionally Omitted.”

2. Ratification.  The SPA as amended hereby is ratified and affirmed, and except as expressly amended hereby, all other terms and provisions of the SPA remain unchanged and continue in full force and effect.

3. Execution.  This First Amendment may be executed simultaneously in multiple counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same instrument.  The parties hereto agree to accept facsimile signatures as an original signature.

Executed as of the day and year first above written.

XFONE, INC.	SELLERS’ REPRESENTATIVE FOR AND ON BEHALF OF THE SELLERS:

/s/ Guy Nissenson	/s/ Chris Chelette
Guy Nissenson	Chris Chelette
President and CEO

NTS COMMUNICATIONS, INC.

/s/ Barbara Baldwin	/s/ Robert Healea
Barbara Baldwin	Robert Healea
President and CEO

/s/ Kevin Buxkemper
Kevin Buxkemper